Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2012, relating to the consolidated financial statements of Ramtron International Corporation as of December 31, 2011 and 2010, and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Ehrhardt Keefe Steiner & Hottman PC

June 15, 2012

Denver, Colorado